UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2006
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 733-4000

Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Services Agreement with International Business Machines Corporation.
On September 29, 2006, ABM Industries Incorporated (“ABM” and together with its subsidiaries, the “Company”) entered into a Master Professional Services Agreement (the “Services Agreement”) with International Business Machines Corporation (“IBM”) that became effective October 1, 2006, pursuant to which IBM will provide to the Company substantially all of the information technology infrastructure and services currently provided by in-house equipment and personnel. By transferring these functions to IBM, the Company expects to reduce the risks associated with performing these information technology functions in-house and upgrade the information technology infrastructure to support growth and strategic business initiatives.
The services that IBM will provide include data center, server, network and workstation operations, as well as help desk, applications management and support, and disaster recovery services. The base fee for these services will be more than $100 million over the initial term of 7 years and 3 months, and includes an existing network services contract with IBM that was made part of the Services Agreement. ABM and IBM may expand the services covered by the Service Agreement at rates set forth in the Services Agreement, or later agreed to by the parties, which would increase costs.
ABM has the right to extend the Services Agreement on the same terms and conditions for two additional 12-month periods. ABM has the right to terminate the Services Agreement at any time, with notice but without penalty, if IBM fails to timely cure a material breach of the Services Agreement or fails to meet specified service levels. ABM may also terminate the Services Agreement (or discontinue some of the services provided by IBM) at its convenience upon 6 months’ notice and payment of a termination fee and wind down charges. The Services Agreement is terminable in certain other circumstances, including by ABM on changes of control of either ABM or IBM with notice and penalty.
As a result of the Services Agreement, 63 Company employees became employees of IBM effective September 30, 2006. There will be a transition period that will extend six months, during which period data will be transferred from the Company to IBM, equipment will be replaced and a facility will be closed, and that will involve some duplicate operations or other redundancies from time to time as well as some related costs.

Executive Compensation.
On October 2, 2006, the Compensation Committee made equity compensation awards under ABM’s 2006 Equity Incentive Plan (the “Equity Plan”) to a number of senior executives, including James McClure, Executive Vice President and President, ABM Janitorial Services; Steven Zaccagnini; Executive Vice President and President, ABM Facility Services, and Linda S. Auwers, Senior Vice President and General Counsel. The awards to these individuals consist of nonqualified stock options restricted stock units, and performance shares as follows:

	ABM Common Shares
		Subject to
	Subject to	Restricted	Subject to
	Option	Stock Unit	Performance Shares
James McClure	23,646	6,136	12,271
Steven Zaccagnini	21,019	5,454	10,908
Linda Auwers	14,577	3,782	7,565

The nonqualified stock options have an exercise price of $18.71 per share, will vest as to 25% of the underlying shares on each of the next four anniversaries of the award and expire in 7 years. Restricted stock units will be settled in shares of ABM common stock (or in the case of restricted shares the restrictions will lapse) with respect to 50% of the underlying shares on the second anniversary of the award and 50% on the fourth anniversary of the award. Performance shares will consist of a contingent right to acquire shares of ABM common stock based on performance targets adopted by the Compensation Committee; in these awards the number of performance shares will vest based on gross margin and revenue targets for the two-year period beginning November 1, 2006 and ending October 31, 2008. Assuming minimums for both are met, vesting will occur within a range of 50% to 100% of the indicated shares depending on the combination of gross margin and revenue achieved.
Restricted stock units, restricted stock, and performance shares will be credited with dividend equivalents rights which will be converted to restricted stock units, restricted stock or performance shares, as applicable, at the fair market value of ABM common stock on the date of payment and will be subject to the same terms and conditions as the underlying award.
In the event of a change of control of ABM, the awards will be governed by the terms of the severance agreements between each of these executives and ABM, except if a change in control occurs less than one year after the award date and the awards are not assumed by an acquirer, then the awards will vest only with respect to a number of shares based on the number of months between the award date and the date of the change in control divided by the number of months between the award date and the date on which the award would have fully vested. To the extent not vested, an award will terminate.

On October 2, 2006, the Compensation Committee adopted stock ownership guidelines for senior executives that are based on a multiple of base salary: Chief Executive Officer three times; Executive Vice Presidents, two times, and Senior Vice Presidents and certain subsidiary senior officers, one time. Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The Compensation Committee of the Board of Directors will periodically assess the guidelines and the officers’ ownership relative to these guidelines, and make recommendations as appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. In addition, executives who are not at their targeted stock ownership level must hold 50% of the net shares realized from any exercise of options or other unrestricted shares acquired under the Equity Plan for a minimum of one year.
Forward-Looking Statements.
This Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that set forth anticipated results based on management’s plans and assumptions. Such statements give the Company’s current expectations or forecasts of future events and do not relate strictly to historical or current facts. Management tries, wherever possible, to identify such statements by using words such as “expects,” “believes” and similar expressions, and forward-looking statements include statements regarding the transition of responsibility for providing the Company’s information technology infrastructure and related services to IBM, the timing and transition costs involved, future capabilities of IBM to satisfy the Company’s requirements, the total costs of future services and any expected cost savings.
These forward-looking statements involve risks and uncertainties, and actual results may differ materially from these forward-looking statements. Factors that may cause actual results to differ include IBM’s ability to provide information technology services to meet the Company’s needs; the ability of IBM to maintain the security and integrity of Company data maintained by IBM as under the Services Agreement; the Company’s and IBM’s ability to effectively transition technology infrastructure operations on a timely basis and potential financial statement impacts of the transition, any of which could impact costs or expenses, and the effect of the IBM Agreement on the adequacy and effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures. Other factors that could cause results to differ are included in the Company’s Annual Report on Form 10-K and filings on Form 10-Q and Form 8-K. The information contained in this Form 8-K is based on information available to management as of the date hereof and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: October 5, 2006	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel